UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 4, 2017, S&W Seed Company (the "Company" and also referred to as "we," "us" or "our") entered into a Fourth Amendment to the Asset Purchase and Sale Agreement (the "Amendment") with Pioneer Hi-Bred International, Inc. ("DuPont Pioneer"). The Amendment amended that certain Asset Purchase and Sale Agreement, dated December 19, 2014, by and between the Company and DuPont Pioneer (the "Agreement"). Pursuant to the Amendment, if required consents and/or licenses from Forage Genetics International, LLC, a subsidiary of Land O' Lakes, Inc. ("FGI"), are now obtained prior to January 31, 2018, and subject to the satisfaction of certain other conditions specified in the Agreement, either the Company or DuPont Pioneer has the right to enter into (and require the other party to enter into) on February 28, 2018 (or such earlier date as the parties agree) a proposed form of asset purchase and sale agreement, as the same may be updated in accordance with the terms of the Agreement, pursuant to which Company would acquire DuPont Pioneer's GMO germplasm varieties and other related assets for a purchase price of $7,000,000.

We continue to pursue discussions with FGI and DuPont Pioneer to obtain the required consents and licenses to enable us to acquire DuPont Pioneer's GMO alfalfa assets. However, we cannot guarantee that the conditions to closing the acquisition will be satisfied before the January 31, 2018 deadline or that, if the deadline is not met, DuPont Pioneer and we will agree to a further extension of the deadline. As a result, we may never enter into the second asset purchase agreement or close the acquisition of DuPont Pioneer's GMO germplasm varieties and related assets.

Item 8.01    Other Events.

In connection with the Amendment described above, we are engaged in discussions with DuPont Pioneer regarding a possible extension of the contract GMO alfalfa production services we currently provide DuPont Pioneer. We are providing the following information to update certain aspects of our prior disclosures regarding the status of those activities.

We are currently producing certain GMO-traited varieties for DuPont Pioneer under our production agreement with DuPont Pioneer. The production agreement expires on December 31, 2017 or upon the earlier closing of our acquisition of GMO germplasm varieties and related assets from DuPont Pioneer as described above. If we do not complete the transactions contemplated under our second asset purchase agreement, our production agreement with DuPont Pioneer (relating to GMO-traited varieties) is scheduled to terminate on December 31, 2017, after which DuPont Pioneer would be free to pursue alternative production arrangements for the GMO-traited varieties, and DuPont Pioneer's minimum purchase commitments to us under our separate distribution agreement would be materially reduced. Any reduction in DuPont Pioneer's purchase commitments to us would have a material adverse effect on our results of operations.

We are in discussions with DuPont Pioneer regarding the possibility of extending the production agreement. However, we cannot guarantee that we will be able to extend the production agreement with DuPont Pioneer or that, if extended, the terms of the production agreement will be as favorable to us as the current terms. The termination of our production agreement with DuPont Pioneer or any material reduction in the compensation payable to us under the agreement would have a material adverse effect on our results of operations.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: December 8, 2017

3